UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

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[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material Pursuant to §240.14a -12

INTELGENX TECHNOLOGIES CORP.
(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement), if other than Registrant)

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1

SUPPLEMENT DATED MAY 4, 2017
TO THE PROXY STATEMENT DATED MARCH 23, 2017
FOR THE
2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2017

The following information is related to the IntelGenx Technologies Corp. (the “Company”) 2017 Annual Meeting of Shareholders and amends and supplements the related Definitive Proxy Statement filed with the Securities and Exchange Commission on March 28, 2017 (the “Proxy Statement”).

In our Proxy Statement we stated that brokers only have discretionary authority to vote shares without instruction from the beneficial owner for matters considered routine, and that Proposal 4 (Approval of an Amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock that we are authorized to issue from 100,000,000 to 200,000,000) was not a routine proposal.

We have been informed that New York Stock Exchange member organizations may vote proxies on Proposal 4 discretionarily. Therefore, your broker, in its discretion, will be permitted to vote for you without instruction with respect to Proposal 4, as well as Proposal 2 regarding the ratification of Richter LLP.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.

From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.